Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2018

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC®,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “CPA® REITs” means Corporate Property Associates 17 – Global Incorporated (“CPA:17 – Global”) and Corporate Property Associates 18 – Global Incorporated (“CPA:18 – Global”). “CWI® REITs” means Carey Watermark Investors Incorporated (“CWI 1”) and Carey Watermark Investors 2 Incorporated (“CWI 2”). “Managed REITs” means the CPA REITs and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P. (“CESH”). “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “SEC” means Securities and Exchange Commission. “CPA:17 Merger” means our merger with CPA:17 – Global, which was completed on October 31, 2018.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc (“NAREIT”), an industry trade group.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2018

W. P. Carey Inc.
Overview – Fourth Quarter 2018

Summary Metrics
As of or for the three months ended December 31, 2018.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, excluding reimbursable costs – consolidated ($'000)	$238,146	$20,062	$258,208
Net income attributable to W. P. Carey ($'000)	151,611	41,652	193,263
Net income attributable to W. P. Carey per diluted share	1.04	0.29	1.33
Normalized pro rata cash NOI from real estate ($'000) (a) (b)	261,655	N/A	261,655
Adjusted EBITDA ($'000) (a) (b)	256,031	22,230	278,261
AFFO attributable to W. P. Carey ($'000) (a) (b)	163,937	29,923	193,860
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.12	0.21	1.33

Dividends declared per share – fourth quarter			1.03
Dividends declared per share – fourth quarter annualized			4.12
Dividend yield – annualized, based on quarter end share price of $65.34			6.3%
Dividend payout ratio – for the year ended December 31, 2018 (c)			75.9%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $65.34 ($'000)			$10,799,372
Pro rata net debt ($'000) (d)			6,419,861
Enterprise value ($'000)			17,219,233

Total consolidated debt ($'000)			6,378,691
Gross assets ($'000) (e)			14,917,823
Liquidity ($'000) (f)			1,626,081

Pro rata net debt to enterprise value (b)			37.3%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.8x
Total consolidated debt to gross assets			42.8%

Weighted-average interest rate (b)			3.6%
Weighted-average debt maturity (years) (b)			5.0

Moody's Investors Service – corporate rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR ($’000) (g)			$1,066,285
Number of net-leased properties			1,163
Number of operating properties (h)			48
Number of tenants – net-leased properties			304

ABR from investment grade tenants as a % of total ABR – net-leased properties (i)			28.8%

Net-leased properties – square footage (millions)			131.0

Occupancy – net-leased properties			98.3%
Weighted-average lease term (years)			10.2

Maximum commitment for capital investment projects expected to be completed during 2019 ($’000)			$159,749
Acquisitions and completed capital investment projects – fourth quarter ($'000)			248,018
Dispositions – fourth quarter ($'000)			339,840
________

(a)
Normalized pro rata cash NOI, Adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

(e)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease and other intangible assets of $498.5 million and above-market rent intangible assets of $330.9 million.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Fourth Quarter 2018

(f)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(g)	See the Terms and Definitions section in the Appendix for a description of ABR.

(h)	Comprised of 46 self-storage properties and two hotels.

(i)
Percentage of portfolio is based on ABR, as of December 31, 2018. Includes tenants or guarantors with investment grade ratings (20.2%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.6%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Fourth Quarter 2018

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Dec. 31, 2018	Annualized
Normalized pro rata cash NOI (a) (b)	$261,655	$1,046,620

Investment Management	Three Months Ended Dec. 31, 2018	Twelve Months Ended Dec. 31, 2018
Adjusted EBITDA (a) (b)	$22,230	$108,572
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	11,954	63,556
Structuring revenue (c)	8,108	20,826
Operating partnership interests in real estate cash flow of Managed REITs (d)	13,468	44,214
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Dec. 31, 2018
Assets
Book value of real estate excluded from NOI (e)		$268,565
Cash and cash equivalents		217,644
Due from affiliates		74,842
Other assets, net:
Restricted cash, including escrow		$206,419
Investment in shares of a cold storage operator		116,282
Straight-line rent adjustments		91,453
Loans receivable		67,277
Securities and derivatives		46,456
Deferred charges		42,102
Accounts receivable		41,606
Taxes receivable		32,522
Investment in shares of Guggenheim Credit Income Fund		23,556
Other intangible assets, net		11,031
Deposits		10,738
Prepaid expenses		9,204
Deferred income taxes		7,853
Leasehold improvements, furniture and fixtures		2,542
Other		2,466
Total other assets, net		$711,507

Liabilities
Total pro rata debt outstanding (b)		$6,637,505
Dividends payable		172,154
Deferred income taxes		173,115
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$164,250
Prepaid and deferred rents		100,765
Accrued taxes payable		59,789
Tenant security deposits		36,931
Securities and derivatives		5,409
Straight-line rent adjustments		1,586
Other		35,166
Total accounts payable, accrued expenses and other liabilities		$403,896

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Fourth Quarter 2018

Other	Ownership %	Number of Shares / Units Owned	NAV		Implied Value
		A	B		A x B
Ownership in Managed Programs: (f)
CPA:18 – Global	3.4%	5,039,285	$8.73	(g)	$43,993
CWI 1	3.1%	4,274,969	10.41	(g)	44,502
CWI 2	2.8%	2,527,551	11.11	(g)	28,081
CESH	2.4%	3,492	1,000.00	(h)	3,492
					$120,068
________

(a)
Normalized pro rata cash NOI and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)
Amounts are gross of fees paid to the respective subadvisors of CWI 1, CWI 2, and CPA:18 – Global (for multi-family properties). Asset management revenue for both the three and twelve months ended December 31, 2018 includes $2.3 million from CPA:17 – Global prior to the CPA:17 Merger on October 31, 2018.

(d)
We are entitled to receive distributions of up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors. Amounts for the three and twelve months ended December 31, 2018 include $7.7 million from CPA:17 – Global prior to the CPA:17 Merger on October 31, 2018.

(e)	Represents the value of real estate not included in net operating income, such as vacant assets and in-progress build-to-suit properties.

(f)	Separate from operating partnership interests in the Managed REITs and our interests in unconsolidated real estate joint ventures with our affiliate, CPA:18 – Global.

(g)
We calculated the estimated net asset values per share (“NAVs”) by relying in part on an estimate of the fair market values of the respective real estate portfolios adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of the Managed REITs for the calculation methodologies of the respective NAVs.

(h)	We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Fourth Quarter 2018

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Revenues
Real Estate:
Lease revenues	$223,487	$167,088	$162,634	$163,213	$154,826
Operating property revenues	11,707	4,282	4,865	7,218	6,910
Reimbursable tenant costs	10,145	5,979	5,733	6,219	5,584
Lease termination income and other	2,952	1,981	680	942	515
	248,291	179,330	173,912	177,592	167,835
Investment Management:
Asset management revenue	11,954	17,349	17,268	16,985	16,854
Structuring revenue	8,108	6,553	4,426	1,739	6,217
Reimbursable costs from affiliates	5,042	6,042	5,537	5,304	6,055
Other advisory revenue	—	110	—	190	—
	25,104	30,054	27,231	24,218	29,126
	273,395	209,384	201,143	201,810	196,961
Operating Expenses
Depreciation and amortization	93,321	67,825	64,337	65,957	64,015
Merger and other expenses (b)	37,098	1,673	2,692	(37)	(533)
General and administrative	17,449	15,863	16,442	18,583	17,702
Reimbursable tenant and affiliate costs	15,187	12,021	11,270	11,523	11,639
Property expenses, excluding reimbursable tenant costs	8,319	4,898	5,327	4,229	3,993
Operating property expenses	7,844	3,055	3,581	5,670	5,567
Stock-based compensation expense	3,902	2,475	3,698	8,219	4,268
Subadvisor fees (a)	2,226	3,127	1,855	2,032	2,002
Impairment charges	—	—	—	4,790	2,769
Restructuring and other compensation (c)	—	—	—	—	289
	185,346	110,937	109,202	120,966	111,711
Other Income and Expenses
Gain on sale of real estate, net	99,618	343	11,912	6,732	11,146
Interest expense	(57,250)	(41,740)	(41,311)	(38,074)	(40,401)
Gain on change in control of interests (d)	47,814	—	—	—	—
Equity in earnings of equity method investments in the Managed Programs and real estate	15,268	18,363	12,558	15,325	16,930
Other gains and (losses)	13,215	8,875	10,586	(2,763)	1,356
	118,665	(14,159)	(6,255)	(18,780)	(10,969)
Income before income taxes	206,714	84,288	85,686	62,064	74,281
(Provision for) benefit from income taxes	(11,436)	(2,715)	(6,262)	6,002	192
Net Income	195,278	81,573	79,424	68,066	74,473
Net (income) loss attributable to noncontrolling interests	(2,015)	(4,225)	(3,743)	(2,792)	736
Net Income Attributable to W. P. Carey	$193,263	$77,348	$75,681	$65,274	$75,209

Basic Earnings Per Share	$1.33	$0.71	$0.70	$0.60	$0.69
Diluted Earnings Per Share	$1.33	$0.71	$0.70	$0.60	$0.69
Weighted-Average Shares Outstanding
Basic	145,480,858	108,073,969	108,059,394	108,057,940	108,041,556
Diluted	145,716,583	108,283,666	108,234,934	108,211,936	108,208,918

Dividends Declared Per Share	$1.030	$1.025	$1.020	$1.015	$1.010
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees.

(b)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(c)	Amount represents restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(d)
Amount for the three months ended December 31, 2018 includes a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Revenues
Lease revenues	$223,487	$167,088	$162,634	$163,213	$154,826
Operating property revenues	11,707	4,282	4,865	7,218	6,910
Reimbursable tenant costs	10,145	5,979	5,733	6,219	5,584
Lease termination income and other	2,952	1,981	680	942	515
	248,291	179,330	173,912	177,592	167,835
Operating Expenses
Depreciation and amortization	92,330	66,837	63,374	64,920	62,951
Merger and other expenses (a)	37,098	1,673	2,692	(37)	(533)
General and administrative	13,197	11,349	10,599	12,065	11,691
Reimbursable tenant costs	10,145	5,979	5,733	6,219	5,584
Property expenses, excluding reimbursable tenant costs	8,319	4,898	5,327	4,229	3,993
Operating property expenses	7,844	3,055	3,581	5,670	5,567
Stock-based compensation expense	2,774	1,380	1,990	4,306	2,227
Impairment charges	—	—	—	4,790	2,769
	171,707	95,171	93,296	102,162	94,249
Other Income and Expenses
Gain on sale of real estate, net	99,618	343	11,912	6,732	11,146
Interest expense	(57,250)	(41,740)	(41,311)	(38,074)	(40,401)
Gain on change in control of interests (b)	18,792	—	—	—	—
Equity in earnings of equity method investments in real estate	1,755	4,699	3,529	3,358	3,535
Other gains and (losses)	15,075	8,197	9,630	(2,887)	594
	77,990	(28,501)	(16,240)	(30,871)	(25,126)
Income before income taxes	154,574	55,658	64,376	44,559	48,460
(Provision for) benefit from income taxes	(948)	(424)	(1,317)	3,533	4,953
Net Income from Real Estate	153,626	55,234	63,059	48,092	53,413
Net (income) loss attributable to noncontrolling interests	(2,015)	(4,225)	(3,743)	(2,792)	736
Net Income from Real Estate Attributable to W. P. Carey	$151,611	$51,009	$59,316	$45,300	$54,149

Basic Earnings Per Share	$1.04	$0.47	$0.55	$0.42	$0.50
Diluted Earnings Per Share	$1.04	$0.47	$0.55	$0.42	$0.50
Weighted-Average Shares Outstanding
Basic	145,480,858	108,073,969	108,059,394	108,057,940	108,041,556
Diluted	145,716,583	108,283,666	108,234,934	108,211,936	108,208,918
________

(a)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(b)
Amount for the three months ended December 31, 2018 includes a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Revenues
Asset management revenue	$11,954	$17,349	$17,268	$16,985	$16,854
Structuring revenue	8,108	6,553	4,426	1,739	6,217
Reimbursable costs from affiliates	5,042	6,042	5,537	5,304	6,055
Other advisory revenue	—	110	—	190	—
	25,104	30,054	27,231	24,218	29,126
Operating Expenses
Reimbursable costs from affiliates	5,042	6,042	5,537	5,304	6,055
General and administrative	4,252	4,514	5,843	6,518	6,011
Subadvisor fees (a)	2,226	3,127	1,855	2,032	2,002
Stock-based compensation expense	1,128	1,095	1,708	3,913	2,041
Depreciation and amortization	991	988	963	1,037	1,064
Restructuring and other compensation (b)	—	—	—	—	289
	13,639	15,766	15,906	18,804	17,462
Other Income and Expenses
Gain on change in control of interests (c)	29,022	—	—	—	—
Equity in earnings of equity method investments in the Managed Programs	13,513	13,664	9,029	11,967	13,395
Other gains and (losses)	(1,860)	678	956	124	762
	40,675	14,342	9,985	12,091	14,157
Income before income taxes	52,140	28,630	21,310	17,505	25,821
(Provision for) benefit from income taxes	(10,488)	(2,291)	(4,945)	2,469	(4,761)
Net Income from Investment Management Attributable to W. P. Carey	$41,652	$26,339	$16,365	$19,974	$21,060

Basic Earnings Per Share	$0.29	$0.24	$0.15	$0.18	$0.19
Diluted Earnings Per Share	$0.29	$0.24	$0.15	$0.18	$0.19
Weighted-Average Shares Outstanding
Basic	145,480,858	108,073,969	108,059,394	108,057,940	108,041,556
Diluted	145,716,583	108,283,666	108,234,934	108,211,936	108,208,918
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees.

(b)	Amount represents restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(c)	Amount for the three months ended December 31, 2018 includes a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Net income attributable to W. P. Carey	$193,263	$77,348	$75,681	$65,274	$75,209
Adjustments:
Gain on sale of real estate, net	(99,618)	(343)	(11,912)	(6,732)	(11,146)
Depreciation and amortization of real property	92,018	66,493	63,073	64,580	62,603
Gain on change in control of interests (a) (b)	(47,814)	—	—	—	—
Impairment charges	—	—	—	4,790	2,769
Proportionate share of adjustments for noncontrolling interests	(762)	(2,693)	(2,729)	(2,782)	(2,696)
Proportionate share of adjustments to equity in net income of partially owned entities	3,225	(651)	902	1,252	877
Total adjustments	(52,951)	62,806	49,334	61,108	52,407
FFO (as defined by NAREIT) Attributable to W. P. Carey (c)	140,312	140,154	125,015	126,382	127,616
Adjustments:
Merger and other expenses (d)	37,098	1,673	2,692	(37)	(533)
Above- and below-market rent intangible lease amortization, net (e)	14,985	13,224	12,303	11,802	17,922
Other amortization and non-cash items (f)	(10,206)	(4,829)	(7,437)	5,146	2,198
Tax expense (benefit) – deferred and other (g)	6,288	3,918	3,028	(12,155)	(10,497)
Straight-line and other rent adjustments	(6,096)	(3,431)	(2,637)	(2,296)	(2,002)
Stock-based compensation	3,902	2,475	3,698	8,219	4,268
Amortization of deferred financing costs	2,572	1,901	1,905	(194)	2,043
Loss (gain) on extinguishment of debt	1,744	(43)	—	1,609	(81)
Realized (gains) losses on foreign currency	(71)	191	627	(1,515)	(472)
Restructuring and other compensation (h)	—	—	—	—	289
Proportionate share of adjustments to equity in net income of partially owned entities	3,192	3,860	3,635	1,752	2,884
Proportionate share of adjustments for noncontrolling interests	140	664	(230)	(343)	(1,573)
Total adjustments	53,548	19,603	17,584	11,988	14,446
AFFO Attributable to W. P. Carey (c)	$193,860	$159,757	$142,599	$138,370	$142,062

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (c)	$140,312	$140,154	$125,015	$126,382	$127,616
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (c)	$0.96	$1.29	$1.16	$1.16	$1.18
AFFO attributable to W. P. Carey (c)	$193,860	$159,757	$142,599	$138,370	$142,062
AFFO attributable to W. P. Carey per diluted share (c)	$1.33	$1.48	$1.32	$1.28	$1.31
Diluted weighted-average shares outstanding	145,716,583	108,283,666	108,234,934	108,211,936	108,208,918
________

(a)
Amount for the three months December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(b)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(c)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(d)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(e)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(f)	Primarily represents unrealized gains and losses from foreign currency exchange movements and derivatives.

(g)
Amount for the three months ended December 31, 2018 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CPA:17 – Global to us for asset management services performed, in connection with the CPA:17 Merger.

(h)	Amount represents restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Net income from Real Estate attributable to W. P. Carey	$151,611	$51,009	$59,316	$45,300	$54,149
Adjustments:
Gain on sale of real estate, net	(99,618)	(343)	(11,912)	(6,732)	(11,146)
Depreciation and amortization of real property	92,018	66,493	63,073	64,580	62,603
Gain on change in control of interests (a)	(18,792)	—	—	—	—
Impairment charges	—	—	—	4,790	2,769
Proportionate share of adjustments for noncontrolling interests	(762)	(2,693)	(2,729)	(2,782)	(2,696)
Proportionate share of adjustments to equity in net income of partially owned entities	3,225	(651)	902	1,252	877
Total adjustments	(23,929)	62,806	49,334	61,108	52,407
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (b)	127,682	113,815	108,650	106,408	106,556
Adjustments:
Merger and other expenses (c)	37,098	1,673	2,692	(37)	(533)
Above- and below-market rent intangible lease amortization, net (d)	14,985	13,224	12,303	11,802	17,922
Other amortization and non-cash items (e)	(12,692)	(5,174)	(7,176)	4,826	2,260
Straight-line and other rent adjustments	(6,096)	(3,431)	(2,637)	(2,296)	(2,002)
Tax benefit – deferred and other	(3,949)	(3,556)	(1,767)	(9,518)	(15,047)
Stock-based compensation	2,774	1,380	1,990	4,306	2,227
Amortization of deferred financing costs	2,572	1,901	1,905	(194)	2,043
Loss (gain) on extinguishment of debt	1,744	(43)	—	1,609	(81)
Realized (gains) losses on foreign currency	(61)	197	633	(1,558)	(477)
Proportionate share of adjustments to equity in net income of partially owned entities	(260)	519	99	(71)	41
Proportionate share of adjustments for noncontrolling interests	140	664	(230)	(343)	(1,573)
Total adjustments	36,255	7,354	7,812	8,526	4,780
AFFO Attributable to W. P. Carey – Real Estate (b)	$163,937	$121,169	$116,462	$114,934	$111,336

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (b)	$127,682	$113,815	$108,650	$106,408	$106,556
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (b)	$0.87	$1.05	$1.01	$0.98	$0.99
AFFO attributable to W. P. Carey – Real Estate (b)	$163,937	$121,169	$116,462	$114,934	$111,336
AFFO attributable to W. P. Carey per diluted share – Real Estate (b)	$1.12	$1.12	$1.08	$1.06	$1.03
Diluted weighted-average shares outstanding	145,716,583	108,283,666	108,234,934	108,211,936	108,208,918
________

(a)
Amount for the three months December 31, 2018 represents a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(d)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(e)	Primarily represents unrealized gains and losses from foreign currency exchange movements and derivatives.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Net income from Investment Management attributable to W. P. Carey	$41,652	$26,339	$16,365	$19,974	$21,060
Adjustments:
Gain on change in control of interests (a)	(29,022)	—	—	—	—
Total adjustments	(29,022)	—	—	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (b)	12,630	26,339	16,365	19,974	21,060
Adjustments:
Tax expense (benefit) – deferred and other (c)	10,237	7,474	4,795	(2,637)	4,550
Other amortization and non-cash items (d)	2,486	345	(261)	320	(62)
Stock-based compensation	1,128	1,095	1,708	3,913	2,041
Realized (gains) losses on foreign currency	(10)	(6)	(6)	43	5
Restructuring and other compensation (e)	—	—	—	—	289
Proportionate share of adjustments to equity in net income of partially owned entities	3,452	3,341	3,536	1,823	2,843
Total adjustments	17,293	12,249	9,772	3,462	9,666
AFFO Attributable to W. P. Carey – Investment Management (b)	$29,923	$38,588	$26,137	$23,436	$30,726

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (b)	$12,630	$26,339	$16,365	$19,974	$21,060
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (b)	$0.09	$0.24	$0.15	$0.18	$0.19
AFFO attributable to W. P. Carey – Investment Management (b)	$29,923	$38,588	$26,137	$23,436	$30,726
AFFO attributable to W. P. Carey per diluted share – Investment Management (b)	$0.21	$0.36	$0.24	$0.22	$0.28
Diluted weighted-average shares outstanding	145,716,583	108,283,666	108,234,934	108,211,936	108,208,918
________

(a)	Amount for the three months ended December 31, 2018 represents a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(b)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(c)
Amount for the three months ended December 31, 2018 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CPA:17 – Global to us for asset management services performed, in connection with the CPA:17 Merger.

(d)	Primarily represents unrealized gains and losses from foreign currency exchange movements.

(e)	Amount represents restructuring expenses resulting from our previously announced exit from non-traded retail fundraising activities.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2018.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,991	$(2,072)	$8,700	(c)
Operating property revenues:
Self-storage revenues	644	—	—
Hotel revenues	—	—	—
Reimbursable tenant costs	399	(19)	(156)
Lease termination income and other	(94)	(1)	(14)

Investment Management:
Asset management revenue	4	—	—
Structuring revenue	—	—	208	(d)
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	2,635	(771)	(93,887)	(e)
Merger and other expenses	—	—	(37,098)	(f)
General and administrative	5	2	—
Reimbursable tenant and affiliate costs	399	(19)	(156)
Property expenses, excluding reimbursable tenant costs	145	(65)	(289)	(d)
Operating property expenses:
Self-storage expenses	115	—	—
Hotel expenses	—	—	—
Stock-based compensation expense	—	—	(3,902)	(d)
Subadvisor fees (g)	—	—	—

Other Income and Expenses
Gain on sale of real estate, net	—	(19)	(99,599)
Interest expense	(1,127)	152	2,572	(h)
Gain on change in control of interests	—	—	(47,814)	(i)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs	—	(338)	—
Joint ventures	(1,806)	3	579	(j)
Income related to our ownership in the Managed Programs	—	—	3,450	(k)
Other gains and (losses)	5	(126)	(8,911)	(l)

Provision for income taxes	283	(315)	6,267	(m)
Net income attributable to noncontrolling interests	—	1,882	(17)
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)	Represents the reversal of amortization of above- or below-market lease intangibles of $15.2 million and the elimination of non-cash amounts related to straight-line rent and other of $6.5 million.

(d)	Adjustment to exclude a non-cash item.

(e)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(f)	Adjustment primarily to exclude costs incurred in connection with the CPA:17 Merger.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

(g)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees.

(h)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

(i)	Adjustment to exclude gain on change in control of interests recognized in connection with the CPA:17 Merger.

(j)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(k)
Represents Adjusted MFFO from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(l)	Represents eliminations of gains (losses) related to the extinguishment of debt, foreign currency, unrealized gains (losses) on derivatives and other items.

(m)
Primarily represents the elimination of deferred taxes and one-time current taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CPA:17 – Global to us for asset management services performed, in connection with the CPA:17 Merger.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2018

Capital Expenditures
In thousands. For the three months ended December 31, 2018.

Tenant Improvements and Leasing Costs
Tenant improvements	$4,174
Leasing costs	—
Tenant Improvements and Leasing Costs	4,174

Maintenance Capital Expenditures
Operating properties	243
Net-lease properties	44
Maintenance Capital Expenditures	287

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$4,461

Non-Maintenance Capital Expenditures
Operating properties	6,293
Net-lease properties	—
Non-Maintenance Capital Expenditures	$6,293

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2018

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2018

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Dec. 31,
	2018	2017
Assets
Investments in real estate:
Land, buildings and improvements (a)	$9,251,396	$5,457,265
Net investments in direct financing leases	1,306,215	721,607
In-place lease and other intangible assets	2,009,628	1,213,976
Above-market rent intangible assets	925,797	640,480
Investments in real estate	13,493,036	8,033,328
Accumulated depreciation and amortization (b)	(1,564,182)	(1,329,613)
Net investments in real estate	11,928,854	6,703,715
Equity investments in the Managed Programs and real estate (c)	329,248	341,457
Cash and cash equivalents	217,644	162,312
Due from affiliates	74,842	105,308
Other assets, net	711,507	274,650
Goodwill	920,944	643,960
Total assets	$14,183,039	$8,231,402

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,554,470	$2,474,661
Unsecured revolving credit facility	91,563	216,775
Unsecured term loans, net	—	388,354
Non-recourse mortgages, net	2,732,658	1,185,477
Debt, net	6,378,691	4,265,267
Accounts payable, accrued expenses and other liabilities	403,896	263,053
Below-market rent and other intangible liabilities, net	225,128	113,957
Deferred income taxes	173,115	67,009
Dividends payable	172,154	109,766
Total liabilities	7,352,984	4,819,052
Redeemable noncontrolling interest	—	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 165,279,642 and 106,922,616 shares, respectively, issued and outstanding	165	107
Additional paid-in capital	8,187,335	4,433,573
Distributions in excess of accumulated earnings	(1,143,992)	(1,052,064)
Deferred compensation obligation	35,766	46,656
Accumulated other comprehensive loss	(254,996)	(236,011)
Total stockholders' equity	6,824,278	3,192,261
Noncontrolling interests	5,777	219,124
Total equity	6,830,055	3,411,385
Total liabilities and equity	$14,183,039	$8,231,402
________

(a)
Includes $470.7 million and $83.0 million of amounts attributable to operating properties as of December 31, 2018 and 2017, respectively. We sold one hotel operating property in April 2018. We acquired 37 self-storage properties and one hotel operating property in the CPA:17 Merger.

(b)
Includes $734.8 million and $630.0 million of accumulated depreciation on buildings and improvements as of December 31, 2018 and 2017, respectively, and $829.4 million and $699.7 million of accumulated amortization on lease intangibles as of December 31, 2018 and 2017, respectively.

(c)
Our equity investments in the Managed Programs totaled $107.6 million and $201.4 million as of December 31, 2018 and 2017, respectively. Our equity investments in real estate joint ventures totaled $221.7 million and $140.0 million as of December 31, 2018 and 2017, respectively.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2018

Capitalization
In thousands, except share and per share amounts. As of December 31, 2018.

Description	Shares	Share Price	Market Value
Equity
Common equity	165,279,642	$65.34	$10,799,372
Preferred equity			—
Total Equity Market Capitalization			10,799,372

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			2,955,942
Unsecured revolving credit facility (due February 22, 2021)			91,563
Senior unsecured notes:
Due January 20, 2023			572,500
Due April 1, 2024			500,000
Due July 19, 2024			572,500
Due February 1, 2025			450,000
Due April 9, 2026			572,500
Due October 1, 2026			350,000
Due April 15, 2027			572,500
Total Pro Rata Debt			6,637,505

Total Capitalization			$17,436,877
________

(a)	Excludes unamortized discount, net totaling $37.8 million and unamortized deferred financing costs totaling $20.9 million as of December 31, 2018.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2018

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2018.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (b) (c) (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt
Fixed	$1,504,483	5.5%	$385,885	3.9%	$41,564	4.8%	$1,931,932	29.1%	5.1%	3.7
Variable:
Floating	286,982	4.5%	66,731	1.5%	16,367	2.7%	370,080	5.6%	3.8%	1.8
Swapped	195,124	4.9%	166,709	2.3%	—	—%	361,833	5.4%	3.7%	4.1
Capped	80,465	4.4%	211,632	2.1%	—	—%	292,097	4.4%	2.7%	2.5
Total Pro Rata Non-Recourse Debt	2,067,054	5.2%	830,957	2.9%	57,931	4.2%	2,955,942	44.5%	4.6%	3.4

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	572,500	2.0%	—	—%	572,500	8.6%	2.0%	4.1
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.6%	4.6%	5.3
Due July 19, 2024	—	—%	572,500	2.3%	—	—%	572,500	8.6%	2.3%	5.6
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	6.8%	4.0%	6.1
Due April 9, 2026	—	—%	572,500	2.3%	—	—%	572,500	8.6%	2.3%	7.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.3%	4.3%	7.8
Due April 15, 2027	—	—%	572,500	2.1%	—	—%	572,500	8.6%	2.1%	8.3
Total Senior Unsecured Notes	1,300,000	4.3%	2,290,000	2.2%	—	—%	3,590,000	54.1%	2.9%	6.3
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)	—	—%	69,273	1.0%	22,290	1.0%	91,563	1.4%	1.0%	2.1
Total Recourse Debt	1,300,000	4.3%	2,359,273	2.1%	22,290	—%	3,681,563	55.5%	2.9%	6.2

Total Pro Rata Debt Outstanding	$3,367,054	4.9%	$3,190,230	2.3%	$80,221	3.0%	$6,637,505	100.0%	3.6%	5.0
________

(a)	Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.

(b)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Excludes unamortized discount, net totaling $37.8 million and unamortized deferred financing costs totaling $20.9 million as of December 31, 2018.

(d)
Depending on the currency, we incurred interest at either London Interbank Offered Rate (“LIBOR”), Euro Interbank Offered Rate (“EURIBOR”), or Japanese yen (“JPY”) LIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.4 billion as of December 31, 2018. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2018

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2018.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2019	17	$18,624	5.3%	$73,743	$75,421	1.1%
2020	55	111,408	4.9%	633,395	664,284	10.0%
2021	107	108,125	4.3%	595,952	650,618	9.8%
2022	57	101,032	4.5%	539,466	600,326	9.0%
2023	43	76,938	3.6%	378,071	428,755	6.5%
2024	54	44,518	4.3%	186,498	251,974	3.8%
2025	23	20,496	6.2%	139,372	182,247	2.7%
2026	9	12,249	6.1%	31,535	56,107	0.8%
2027	2	3,566	4.7%	21,450	31,318	0.5%
2028	1	2,983	7.0%	—	11,068	0.2%
2031	1	920	6.0%	—	3,824	0.1%
Total Pro Rata Non-Recourse Debt	369	$500,859	4.6%	$2,599,482	2,955,942	44.5%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023			2.0%		572,500
Due April 1, 2024			4.6%		500,000
Due July 19, 2024			2.3%		572,500
Due February 1, 2025			4.0%		450,000
Due April 9, 2026			2.3%		572,500
Due October 1, 2026			4.3%		350,000
Due April 15, 2027			2.1%		572,500
Total Senior Unsecured Notes			2.9%		3,590,000	54.1%
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)			1.0%		91,563	1.4%
Total Recourse Debt			2.9%		3,681,563	55.5%

Total Pro Rata Debt Outstanding			3.6%		$6,637,505	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized discount, net totaling $37.8 million and unamortized deferred financing costs totaling $20.9 million as of December 31, 2018.

(d)
Depending on the currency, we incurred interest at either LIBOR, EURIBOR, or JPY LIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.4 billion as of December 31, 2018. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2018

Senior Unsecured Notes
As of December 31, 2018.

Ratings

	Issuer / Corporate		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating	Outlook
Moody's	Baa2	Stable	Baa2	Stable
Standard & Poor's	BBB	Stable	BBB	Stable

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Dec. 31, 2018
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	41.8%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	17.9%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.4x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	223.1%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
Fourth Quarter 2018

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Dec. 31, 2018	Total Funded Through Dec. 31, 2018	Maximum Commitment
Tenant	Location								Remaining	Total
Faurecia Legnica S. A. (b)	Legnica, Poland	Expansion	Industrial	Q1 2019	72,119	15	$—	$—	$5,611	$5,611
Greenyard (b) (c)	Zabia Wola, Poland	Expansion	Warehouse	Q1 2019	70,000	20	2,991	3,535	1,734	5,269
Harbor Freight (c)	Dillon, SC	Build-to-Suit	Warehouse	Q1 2019	990,876	20	—	29,751	15,249	45,000
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b) (d)	Germany	Renovation	Retail	Q2 2019	N/A	18	2,824	7,393	5,546	12,939
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b)	Germany	Renovation	Retail	Q2 2019	N/A	18	1,598	1,964	3,647	5,611
Orgill Inc.	Kilgore, TX	Expansion	Warehouse	Q3 2019	328,707	25	—	—	14,000	14,000
Nippon Express Co., Ltd. (b)	Rotterdam, The Netherlands	Expansion	Industrial	Q3 2019	353,239	10	11,445	11,538	8,104	19,642
Astellas US Holding, Inc. (e)	Westborough, MA	Redevelopment	Laboratory	Q4 2019	10,063	18	3	11	51,666	51,677
Cuisine Solutions	San Antonio, TX	Build-to-Suit	Production	Q2 2020	290,000	25	—	—	75,000	75,000
Total					2,115,004		$18,861	$54,192	$180,557	$234,749
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.

(b)	Commitment amounts are based on the exchange rate of the euro at period end.

(c)
These capital investment projects were acquired in the CPA:17 Merger on October 31, 2018. The total amounts funded prior to the three months ended December 31, 2018 were funded by CPA:17 – Global. We funded amounts during the three months ended December 31, 2018.

(d)
Total amount funded through December 31, 2018 includes $1.7 million from CPA:17 – Global prior to October 31, 2018, the date of the CPA:17 Merger. CPA:17 – Global previously owned a 36.52% equity interest in this investment, which we wholly own following the completion of the CPA:17 Merger.

(e)	This redevelopment project also includes renovations to the existing property, which has 250,813 square feet.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the year ended December 31, 2018.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q18
LKQ Corporation	Sellersburg, IN	$6,108	Feb-18	Warehouse	75,375
Undisclosed (3 properties) (a)	Appleton, Madison and Waukesha, WI	79,109	Mar-18	Retail, Warehouse	771,354
1Q18 Total		85,217			846,729

2Q18
Forterra, Inc. (b)	Bessemer, AL	85,527	Jun-18	Industrial	1,020,422
Danske Fragtmænd A/S (15 properties) (c)	Various, Denmark	186,589	Jun-18	Warehouse, Office	1,986,823
2Q18 Total		272,116			3,007,245

3Q18
Intergamma Bouwmarkten B.V. (36 properties) (c)	Various, The Netherlands	177,821	Jul-18	Retail	1,517,473
AMCO Dutchland, LLC	Oostburg, WI	9,148	Jul-18	Industrial	165,442
The Learning Network B.V. (c)	Kampen, The Netherlands	22,886	Jul-18	Warehouse	347,255
Sonae MC (c)	Azambuja, Portugal	49,883	Sep-18	Warehouse	534,062
3Q18 Total		259,738			2,564,232

4Q18
Van Mossel Automotive Groep (4 properties) (c) (d)	Various, The Netherlands	33,011	Oct-18	Retail	201,339
Johnson Self Storage (2 properties) (90% interest) (e)	Raleigh, NC and Mt. Pleasant, SC	17,911	Nov-18	Self Storage	138,953
Lakeshore Recycling Systems (6 properties)	Chicago, IL	32,976	Dec-18	Industrial	203,307
Brake Parts Inc. LLC (2 properties)	McHenry, IL	30,619	Dec-18	Warehouse	666,350
Orgill, Inc.	Kilgore, TX	41,443	Dec-18	Warehouse	549,800
Faurecia S.A. (c)	San Luis Potosi, Mexico	17,004	Dec-18	Industrial	270,669
Faurecia S.A. (c)	Legnica, Poland	14,848	Dec-18	Industrial	207,207
Faurecia S.A. (c)	Meru, France	23,097	Dec-18	Industrial	163,181
4Q18 Total		210,909			2,400,806

Year-to-Date Total		827,980			8,819,012

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Investment Activity – Acquisitions and Completed Capital Investment Projects (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2018.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Completed Capital Investment Projects
1Q18
Nord Anglia Education, Inc.	Houston, TX	20,977	Jan-18	Education Facility	98,678
1Q18 Total		20,977			98,678

2Q18
Schlage Lock Company LLC (c)	Zawiercie, Poland	11,386	Apr-18	Industrial	155,108
Auria Solutions Ltd. (2 properties)	Albemarle and Old Fort, NC	2,180	Apr-18	Industrial	N/A
Griffith Foods Group Inc.	Chicago, IL	3,511	Jun-18	Industrial	N/A
2Q18 Total		17,077			155,108

3Q18
Nord Anglia Education, Inc.	Windermere, FL	15,083	Aug-18	Education Facility	40,755
Dick’s Sporting Goods, Inc.	Kennesaw, GA	5,530	Aug-18	Retail	N/A
Ontex BVBA (c)	Radomsko, Poland	15,966	Aug-18	Industrial	281,067
3Q18 Total		36,579			321,822

4Q18
Nord Anglia Education, Inc.	Coconut Creek, FL	23,972	Nov-18	Education Facility	133,218
Auria Solutions Ltd.	Holmesville, OH	3,137	Dec-18	Industrial	32,000
Cuisine Solutions, Inc.	Sterling, VA	10,000	Dec-18	Industrial	N/A
		37,109			165,218

Year-to-Date Total		111,742			740,826

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$939,722			9,559,838
________

(a)	Tenant undisclosed under terms of the lease agreement.

(b)	Property was acquired in exchange for 23 properties, which were transferred back to the same tenant in a nonmonetary swap transaction. Amount is based on the fair value of the property acquired.

(c)	Amount reflects the applicable exchange rate on the date of the transaction.

(d)	Amount includes approximately $3.2 million to fund improvements at the properties.

(e)	Represents acquisition of a 90% noncontrolling interest in two self-storage operating properties.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2018.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q18
Carl Leipold GmbH (a)	Bunde, Germany	$1,217	Mar-18	Industrial, Office	36,797
Compass Group USA, Inc. (b)	Lafayette, LA	1,650	Mar-18	Office	33,818
Multiple tenants	Nashville, TN	12,600	Mar-18	Office	64,693
IAC Soft Trim Properties, LLC	Springfield, TN	4,250	Mar-18	Industrial	144,072
Mantsinen Group Ltd. Oy (a)	Ylämylly, Finland	15,769	Mar-18	Industrial	172,083
1Q18 Total		35,486			451,463

2Q18
DoubleTree	Memphis, TN	38,950	Apr-18	Hotel	42,500
Vacant	Orlando, FL	3,800	May-18	Warehouse	58,827
Forterra, Inc. (23 properties) (a) (c)	Various, United States (20 properties) and Canada (3 properties)	85,527	Jun-18	Industrial	1,853,830
2Q18 Total		128,277			1,955,157

3Q18
Inghams Enterprises Pty. Limited (3 properties) (a)	Cardiff, Maldon and Pakenham, Australia	18,339	Aug-18	Industrial	89,492
Waldaschaff Automotive GmbH (sold 33.3% interest) (a)	Waldaschaff, Germany	2,591	Aug-18	Industrial	179,122
3Q18 Total		20,930			268,614

4Q18
Vacant	Montgomery, AL	270	Oct-18	Retail	32,690
Versacold Texas, L.P.	Dallas, TX	13,780	Nov-18	Warehouse	90,537
Hellweg Die Profi-Baumärkte GmbH & Co. KG (9 properties) (a)	Various, Germany	179,569	Dec-18	Retail	1,019,981
Inghams Enterprises Pty. Limited (28 properties) (a)	Various, Australia	146,221	Dec-18	Industrial	3,182,759
4Q18 Total		339,840			4,325,967

Year-to-Date Total Dispositions		$524,533			7,001,201
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	This multi-tenant property had approximately 25,000 vacant square feet as of the date of disposition.

(c)	Properties were disposed of in exchange for one property acquired from the same tenant valued at this amount in a nonmonetary swap transaction.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Joint Ventures
Dollars in thousands. As of December 31, 2018.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$123,890	$13,833	$86,723	$9,683
State Farm Automobile Co.	CPA:18 – Global	50.00%	72,800	7,682	36,400	3,841
Bank Pekao S.A. (e)	CPA:18 – Global	50.00%	60,628	8,875	30,314	4,437
Apply Sørco AS (e)	CPA:18 – Global	49.00%	41,204	4,073	20,190	1,996
Konzum d.d. (e)	CPA:18 – Global	20.00%	29,506	3,504	5,901	701
Total Unconsolidated Joint Ventures			328,028	37,967	179,528	20,658

Consolidated Joint Ventures (f)
McCoy-Rockford, Inc.	Third party	90.00%	3,262	871	2,935	784
Total Consolidated Joint Ventures			3,262	871	2,935	784
Total Unconsolidated and Consolidated Joint Ventures			$331,290	$38,838	$182,463	$21,442
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $1.2 million and unamortized discount, net totaling $0.4 million as of December 31, 2018.

(c)	Excludes unamortized deferred financing costs totaling $0.3 million and unamortized discount, net totaling $0.3 million as of December 31, 2018.

(d)
Excludes a preferred equity position in a jointly owned investment, Beach House JV, LLC, which did not have debt outstanding or ABR as of December 31, 2018. Excludes an equity position in a jointly owned investment, Johnson Self Storage, which did not have debt outstanding or ABR as of December 31, 2018. Excludes a common equity interest in a jointly owned investment, BPS Nevada, LLC.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

(f)	Excludes a jointly owned investment, Shelborne Hotel, which we consolidate and which did not have debt outstanding or ABR as of December 31, 2018.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Top Ten Tenants
Dollars in thousands. Pro rata. As of December 31, 2018.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$36,008	3.4%	5.3
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	44	35,028	3.3%	18.2
State of Andalucia (a)	Government office properties in Spain	70	28,288	2.6%	16.0
The New York Times Company (b)	Media headquarters in New York City	1	27,656	2.6%	5.2
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	27,506	2.6%	8.3
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	70	21,640	2.0%	11.3
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.9%	4.9
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	18,419	1.7%	24.7
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	18,345	1.7%	14.1
Forterra, Inc. (a) (c)	Industrial properties in the U.S. and Canada	27	17,990	1.7%	24.5
Total (d)		361	$250,945	23.5%	12.5
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	In January 2018, the tenant exercised its option to repurchase the property that it is leasing in the fourth quarter of 2019. There can be no assurance that such repurchase will be completed.

(c)	Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
Office	$182,001	17.1%	10,885	8.3%	$48,418	8.6%	3,270	4.5%
Industrial	185,123	17.3%	35,275	26.9%	93,836	16.6%	19,547	27.1%
Warehouse	130,102	12.2%	26,516	20.3%	49,926	8.8%	11,213	15.5%
Retail (c)	42,669	4.0%	3,856	2.9%	28,577	5.1%	2,088	2.9%
Other (d)	136,316	12.8%	9,560	7.3%	90,641	16.0%	6,658	9.3%
U.S. Total	676,211	63.4%	86,092	65.7%	311,398	55.1%	42,776	59.3%

International
Office	89,730	8.4%	6,271	4.8%	51,538	9.1%	4,397	6.1%
Industrial	62,757	5.9%	9,145	7.0%	52,714	9.3%	7,675	10.6%
Warehouse	90,368	8.5%	14,692	11.2%	42,448	7.5%	6,741	9.3%
Retail (c)	147,209	13.8%	14,756	11.3%	107,328	19.0%	10,597	14.7%
Other (d)	10	—%	—	—%	—	—%	—	—%
International Total	390,074	36.6%	44,864	34.3%	254,028	44.9%	29,410	40.7%

Total
Office	271,731	25.5%	17,156	13.1%	99,956	17.7%	7,667	10.6%
Industrial	247,880	23.2%	44,420	33.9%	146,550	25.9%	27,222	37.7%
Warehouse	220,470	20.7%	41,208	31.5%	92,374	16.3%	17,954	24.8%
Retail (c)	189,878	17.8%	18,612	14.2%	135,905	24.1%	12,685	17.6%
Other (d)	136,326	12.8%	9,560	7.3%	90,641	16.0%	6,658	9.3%
Total (e)	$1,066,285	100.0%	130,956	100.0%	$565,426	100.0%	72,186	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)	Includes automotive dealerships.

(d)	Includes ABR from tenants with the following property types: education facility, self storage (net lease), hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
Retail Stores (b)	$222,710	20.9%	28,934	22.1%	$115,048	20.3%	12,375	17.1%
Consumer Services	90,340	8.5%	6,628	5.1%	63,892	11.3%	4,917	6.8%
Automotive	68,801	6.5%	11,733	9.0%	54,357	9.6%	9,246	12.8%
Cargo Transportation	57,001	5.3%	9,239	7.0%	37,061	6.6%	5,796	8.0%
Business Services	56,659	5.3%	5,075	3.9%	13,655	2.4%	1,725	2.4%
Grocery	52,422	4.9%	6,695	5.1%	27,213	4.8%	3,192	4.4%
Healthcare and Pharmaceuticals	46,499	4.4%	3,728	2.8%	26,483	4.7%	2,450	3.4%
Hotel, Gaming and Leisure	44,665	4.2%	2,550	1.9%	23,216	4.1%	1,307	1.8%
Media: Advertising, Printing and Publishing	42,968	4.0%	2,292	1.7%	9,437	1.7%	920	1.3%
Sovereign and Public Finance	41,289	3.9%	3,364	2.6%	31,782	5.6%	3,000	4.2%
Construction and Building	41,109	3.9%	7,673	5.9%	28,035	5.0%	5,613	7.8%
Capital Equipment	35,965	3.4%	5,882	4.5%	19,117	3.4%	3,073	4.3%
Containers, Packaging and Glass	35,678	3.3%	6,527	5.0%	9,932	1.8%	1,924	2.7%
Beverage, Food and Tobacco	28,821	2.7%	4,164	3.2%	22,206	3.9%	3,767	5.2%
High Tech Industries	27,141	2.5%	2,921	2.2%	14,709	2.6%	1,762	2.4%
Insurance	24,252	2.3%	1,759	1.3%	7,712	1.4%	401	0.6%
Banking	19,088	1.8%	1,247	1.0%	1,956	0.3%	110	0.2%
Telecommunications	18,713	1.8%	1,736	1.3%	3,274	0.6%	166	0.2%
Non-Durable Consumer Goods	16,912	1.6%	4,731	3.6%	10,192	1.8%	2,792	3.9%
Durable Consumer Goods	16,131	1.4%	3,502	2.7%	7,272	1.3%	2,118	2.9%
Aerospace and Defense	13,313	1.2%	1,279	1.0%	9,132	1.6%	952	1.3%
Media: Broadcasting and Subscription	12,648	1.2%	784	0.6%	770	0.1%	93	0.1%
Wholesale	12,350	1.2%	1,932	1.5%	3,899	0.7%	706	1.0%
Chemicals, Plastics and Rubber	11,846	1.1%	1,403	1.1%	4,733	0.8%	665	0.9%
Other (c)	28,964	2.7%	5,178	3.9%	20,343	3.6%	3,116	4.3%
Total (d)	$1,066,285	100.0%	130,956	100.0%	$565,426	100.0%	72,186	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes automotive dealerships.

(c)
Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
South
Texas	$94,648	8.9%	10,807	8.2%	$38,492	6.8%	5,811	8.1%
Florida	41,135	3.8%	3,770	2.9%	29,270	5.2%	2,595	3.6%
Georgia	28,784	2.7%	4,024	3.1%	16,878	3.0%	2,456	3.4%
Tennessee	16,103	1.5%	2,445	1.9%	6,890	1.2%	1,340	1.9%
Alabama	13,859	1.3%	2,259	1.7%	12,158	2.2%	2,073	2.9%
Other (c)	12,279	1.2%	2,258	1.7%	6,653	1.2%	1,017	1.4%
Total South	206,808	19.4%	25,563	19.5%	110,341	19.6%	15,292	21.3%
East
New York	34,583	3.2%	1,769	1.3%	1,508	0.3%	266	0.4%
North Carolina	27,543	2.6%	6,490	5.0%	15,639	2.8%	4,463	6.2%
Massachusetts	20,759	2.0%	1,397	1.1%	17,107	3.0%	1,190	1.6%
New Jersey	19,096	1.8%	1,100	0.8%	8,622	1.5%	604	0.8%
Pennsylvania	15,673	1.5%	2,578	2.0%	8,661	1.5%	1,686	2.3%
Virginia	13,214	1.2%	1,430	1.1%	10,309	1.8%	717	1.0%
South Carolina	11,843	1.1%	3,158	2.4%	3,027	0.5%	914	1.3%
Kentucky	10,890	1.0%	3,063	2.3%	3,984	0.7%	1,131	1.6%
Other (c)	19,903	1.9%	2,768	2.1%	8,061	1.4%	769	1.1%
Total East	173,504	16.3%	23,753	18.1%	76,918	13.5%	11,740	16.3%
Midwest
Illinois	46,324	4.3%	5,547	4.2%	17,467	3.1%	2,853	4.0%
Minnesota	26,749	2.5%	2,451	1.9%	7,459	1.3%	649	0.9%
Indiana	17,540	1.6%	2,827	2.1%	3,623	0.6%	677	0.9%
Michigan	13,624	1.3%	2,073	1.6%	11,121	2.0%	1,691	2.3%
Ohio	13,460	1.3%	3,036	2.3%	6,540	1.2%	1,747	2.4%
Wisconsin	13,355	1.3%	3,125	2.4%	9,639	1.7%	1,701	2.4%
Other (c)	26,100	2.4%	4,703	3.6%	9,362	1.7%	1,259	1.7%
Total Midwest	157,152	14.7%	23,762	18.1%	65,211	11.6%	10,577	14.6%
West
California	56,632	5.3%	4,679	3.6%	19,769	3.5%	1,671	2.3%
Arizona	36,776	3.5%	3,652	2.8%	14,917	2.6%	987	1.4%
Colorado	11,145	1.0%	1,008	0.8%	6,542	1.2%	526	0.7%
Other (c)	34,194	3.2%	3,675	2.8%	17,700	3.1%	1,983	2.7%
Total West	138,747	13.0%	13,014	10.0%	58,928	10.4%	5,167	7.1%
U.S. Total	676,211	63.4%	86,092	65.7%	311,398	55.1%	42,776	59.3%
International
Germany	64,522	6.1%	6,922	5.3%	56,954	10.1%	6,401	8.9%
Poland	50,302	4.7%	6,932	5.3%	23,862	4.2%	3,317	4.6%
Spain	48,960	4.6%	4,226	3.2%	40,726	7.2%	3,775	5.2%
The Netherlands	47,336	4.4%	6,306	4.8%	28,040	5.0%	3,858	5.3%
United Kingdom	38,389	3.6%	2,924	2.3%	31,390	5.6%	2,111	2.9%
Italy	25,869	2.4%	2,386	1.8%	—	—%	—	—%
France	15,926	1.5%	1,429	1.1%	7,956	1.4%	1,188	1.6%
Denmark	12,091	1.1%	1,987	1.5%	12,091	2.1%	1,987	2.8%
Croatia	11,577	1.1%	1,856	1.4%	8,197	1.4%	1,422	2.0%
Finland	11,479	1.1%	949	0.7%	11,478	2.0%	949	1.3%
Canada	11,290	1.1%	1,817	1.4%	11,290	2.0%	1,817	2.5%
Lithuania	10,829	1.0%	1,640	1.3%	—	—%	—	—%
Other (d)	41,504	3.9%	5,490	4.2%	22,044	3.9%	2,585	3.6%
International Total	390,074	36.6%	44,864	34.3%	254,028	44.9%	29,410	40.7%
Total (e)	$1,066,285	100.0%	130,956	100.0%	$565,426	100.0%	72,186	100.0%
________

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)
Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in Maryland, Connecticut, New Hampshire, West Virginia and Maine. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, South Dakota and North Dakota. Other properties within West include assets in Nevada, Washington, Utah, Oregon, New Mexico, Wyoming, Montana and Alaska.

(d)	Includes assets in Norway, Hungary, Mexico, Austria, Portugal, Japan, the Czech Republic, Slovakia, Latvia, Sweden, Belgium and Estonia.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
(Uncapped) CPI	$426,185	40.0%	50,528	38.6%	$245,270	43.4%	28,647	39.7%
Fixed	344,959	32.3%	42,421	32.4%	155,691	27.5%	21,452	29.7%
CPI-based	254,375	23.9%	33,151	25.3%	151,766	26.8%	20,076	27.8%
Other (b)	33,410	3.1%	1,946	1.5%	10,459	1.9%	801	1.1%
None	7,356	0.7%	620	0.5%	2,240	0.4%	220	0.3%
Vacant	—	—%	2,290	1.7%	—	—%	990	1.4%
Total (c)	$1,066,285	100.0%	130,956	100.0%	$565,426	100.0%	72,186	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Represents leases attributable to percentage rent.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from December 31, 2017 to December 31, 2018. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2018.

	ABR
Property Type	As of Dec. 31, 2018	As of Dec. 31, 2017	Increase	% Increase
Industrial	$154,926	$152,352	$2,574	1.7%
Office	147,427	145,178	2,249	1.5%
Retail (a)	96,539	95,044	1,495	1.6%
Warehouse	91,772	90,129	1,643	1.8%
Other (b)	84,914	84,700	214	0.3%
Total	$575,578	$567,403	$8,175	1.4%

Rent Adjustment Measure
(Uncapped) CPI	$239,781	$236,540	$3,241	1.4%
CPI-based	154,621	152,072	2,549	1.7%
Fixed	148,099	145,713	2,386	1.6%
Other (c)	26,536	26,537	(1)	—%
None	6,541	6,541	—	—%
Total	$575,578	$567,403	$8,175	1.4%

Geography
U.S.	$382,358	$377,375	$4,983	1.3%
Europe	179,349	176,571	2,778	1.6%
Other International (d)	13,871	13,457	414	3.1%
Total	$575,578	$567,403	$8,175	1.4%

Same Store Portfolio Summary
Number of properties	754
Square footage (in thousands)	69,668
________

(a)	Includes automotive dealerships.

(b)	Includes ABR from tenants with the following property types: education facility, self storage (net lease), hotel (net lease), theater, fitness facility and student housing (net lease).

(c)	Represents leases attributable to percentage rent.

(d)	Includes assets in Canada, Mexico and Japan.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Leasing Activity
For the three months ended December 31, 2018, except ABR. Pro rata.

Lease Renewals and Extensions						Expected Tenant Improvements ($’000s)	Leasing Commissions ($’000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($’000s)	New Lease ($'000s) (a)	Releasing Spread			Incremental Lease Term
Office	1,168	1	$16	$17	4.9%	$—	$1	1 year
Industrial	—	—	—	—	—%	—	—	N/A
Warehouse	—	—	—	—	—%	—	—	N/A
Retail	6,600	1	22	22	—%	—	—	5 years
Other	46,733	1	1,063	818	(23.1)%	—	—	10 years
Total / Weighted Average (b)	54,501	3	$1,101	$857	(22.2)%	$—	$1	9.7 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			0.1%

_______

(a)	New Lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(b)	Weighted average refers to the incremental lease term.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of December 31, 2018.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
2019	19	16	$16,611	1.6%	1,142	0.9%
2020	28	25	23,787	2.2%	2,361	1.8%
2021	80	23	37,439	3.5%	4,833	3.7%
2022	42	31	74,638	7.0%	9,591	7.3%
2023	29	27	49,561	4.6%	6,351	4.9%
2024 (b)	52	32	134,454	12.6%	14,535	11.1%
2025	57	25	54,770	5.1%	7,046	5.4%
2026	30	18	45,632	4.3%	7,068	5.4%
2027	47	28	73,443	6.9%	8,582	6.6%
2028	43	25	66,861	6.3%	6,794	5.2%
2029	28	16	32,139	3.0%	4,120	3.1%
2030	34	22	77,696	7.3%	7,900	6.0%
2031	62	12	58,203	5.5%	6,304	4.8%
2032	39	17	48,193	4.5%	7,493	5.7%
Thereafter (>2032)	109	62	272,858	25.6%	34,546	26.4%
Vacant	—	—	—	—%	2,290	1.7%
Total (c)	699		$1,066,285	100.0%	130,956	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)
Includes ABR of $27.7 million from a tenant (The New York Times Company) that in January 2018 exercised its option to repurchase the property that it is leasing in the fourth quarter of 2019. There can be no assurance that such repurchase will be completed.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2018

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of December 31, 2018.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
2019	6	5	$3,358	0.6%	501	0.7%
2020	15	14	12,353	2.2%	1,479	2.0%
2021	66	12	21,365	3.8%	3,154	4.4%
2022	27	20	28,705	5.1%	3,859	5.3%
2023	17	16	14,493	2.6%	2,650	3.7%
2024	37	20	75,143	13.3%	9,555	13.2%
2025	35	12	19,796	3.5%	1,767	2.4%
2026	9	9	12,911	2.3%	2,387	3.3%
2027	20	15	29,242	5.2%	3,836	5.3%
2028	19	15	39,815	7.0%	4,419	6.1%
2029	24	13	25,701	4.5%	3,738	5.2%
2030	20	12	24,034	4.2%	3,747	5.2%
2031	56	7	35,205	6.2%	3,218	4.5%
2032	12	9	13,362	2.4%	1,413	2.0%
Thereafter (>2032)	85	42	209,943	37.1%	25,473	35.3%
Vacant	—	—	—	—%	990	1.4%
Total (b) (c)	448		$565,426	100.0%	72,186	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents properties unencumbered by non-recourse mortgage debt.

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Investment Management
Fourth Quarter 2018

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2018

Selected Information – Managed Programs
Dollars and square footage in thousands, except per share amounts. As of or for the three months ended December 31, 2018.

	Managed Programs
	CPA:18 – Global	CWI 1	CWI 2	CESH
General
Year established	2013	2010	2015	2016
AUM (a)	$2,488,523	$2,852,776	$1,961,565	$247,531
Net-lease AUM	1,592,540	N/A	N/A	N/A
NAV (b)	8.73	10.41	11.11	1,000.00
Fundraising status	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	Student Housing
Number of net-leased properties	57	N/A	N/A	N/A
Number of operating properties	84	27	12	9
Number of tenants – net-leased properties (c)	93	N/A	N/A	N/A
Square footage (c) (d)	10,038	6,247	3,468	309
Occupancy (e)	98.3%	73.7%	71.9%	47.6%
Acquisitions – fourth quarter	$126,115	$—	$—	$—
Dispositions – fourth quarter	103,351	—	—	—

Balance Sheet (Book Value)
Total assets	$2,303,681	$2,280,144	$1,605,666	$247,541
Total debt	1,237,427	1,367,651	833,836	76,849
Total debt / total assets	53.7%	60.0%	51.9%	31.0%
________

(a)
Represents estimated fair value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and estimated fair value of real estate assets plus cash for CESH.

(b)
The estimated NAVs for CWI 1 and CWI 2 were determined as of December 31, 2017. The estimated NAV for CPA:18 – Global was determined as of September 30, 2018. We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

(c)	For CPA:18 – Global, excludes operating properties.

(d)	For CESH, three properties have been placed into service as of December 31, 2018. The remaining investments are build-to-suit projects and gross square footage cannot be determined at this time.

(e)
Represents occupancy for single-tenant net-leased properties for CPA:18 – Global. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended December 31, 2018. Occupancy for CPA:18 – Global's 69 self-storage properties and 15 multi-family and student housing properties was 88.9% and 93.7%, respectively, as of December 31, 2018. CPA:18 – Global’s multi-tenant net-leased properties had an occupancy rate of 96.1% and square footage of 0.5 million as of December 31, 2018.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2018

Managed Programs Fee Summary
Dollars in thousands. For the three months ended December 31, 2018, unless otherwise noted.

	Managed Programs
	CPA:18 – Global	CWI 1	CWI 2	CESH (a)	Total
Year established	2013	2010	2015	2016
Fundraising status	Closed	Closed	Closed	Closed

1. Structuring Fees
Structuring fee, gross (% of total aggregate cost)	4.50% (b)	2.50%	2.50%	2.00%
Net of subadvisor fees (c)	4.50%	2.00%	1.875%	2.00%
Gross acquisition volume – fourth quarter	$126,115	$—	$—	$—	$126,115
Structuring revenue – fourth quarter (d)	$8,108	$—	$—	$—	$8,108

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (e)	0.50% (e)	0.55% (e)	1.00% (f)
Net of subadvisor fees (c)	0.50%	0.40%	0.41%	1.00%
AUM – current quarter	$2,488,523	$2,852,776	$1,961,565	$247,531	$7,550,395
AUM – prior quarter	$2,457,326	$2,855,747	$1,958,892	$236,327	$7,508,292
Average AUM	$2,472,925	$2,854,262	$1,960,229	$241,929	$7,529,344
Asset management revenue – fourth quarter (g)	$2,946	$3,508	$2,607	$563	$9,624

3. Operating Partnership Interests (h)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	N/A
Net of subadvisor fees (c)	10.00%	8.00%	7.50%	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) – fourth quarter (i)	$3,247	$1,354	$1,170	N/A	$5,771
________

(a)
In addition to the fees shown, we may also receive distributions from CESH upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(b)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(c)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global. During 2018, CPA:18 – Global sold five of its six multi-family properties, and sold its remaining multi-family property in January 2019.

(d)
Structuring revenue from CPA:18 – Global includes a $2.6 million reversal of an adjustment recorded in 2017 related to a development deal. Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(e)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(f)	Based on gross assets at fair value.

(g)
Total amount excludes $2.3 million of asset management revenue from CPA:17 – Global prior to the CPA:17 Merger on October 31, 2018. Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(h)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(i)
Total amount excludes $7.7 million of operating partnership interest distribution from CPA:17 – Global prior to the CPA:17 Merger on October 31, 2018. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2018

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the year ended December 31, 2018.

Acquisitions			Gross Investment Amount			Gross Square Footage
Fund	Tenant / Operator	Property Location(s)		Closing Date	Property Type(s)		Ownership
1Q18
CPA:18 – Global (a) (b)	Collegiate AC	Barcelona, Spain	$28,473	Mar-18	Student Housing	112,980	98.7%
1Q18 Total			28,473			112,980

2Q18
CPA:18 – Global (a) (b)	Temprano Capital Partners	Coimbra, Portugal	26,326	Jun-18	Student Housing	135,076	98.5%
CPA:18 – Global (a) (b)	Collegiate AC	San Sebastian, Spain	36,733	Jun-18	Student Housing	126,075	100.0%
CPA:18 – Global (a) (b)	Pallars	Barcelona, Spain	31,686	Jun-18	Student Housing	77,504	100.0%
2Q18 Total			94,745			338,655

3Q18
CPA:17 – Global (7 properties)	Johnson Self Storage	Riverview, FL; Huntersville, NC; Duncan, Fort Mill (2 properties), Greenville, and Greer, SC	57,417	Jul-18	Self Storage	483,338	90.0%
CPA:18 – Global (a) (b)	Temprano Capital Partners	Valencia, Spain	26,991	Aug-18	Student Housing	100,423	98.7%
CPA:18 – Global (b)	Hilltop Student Housing	Austin, TX	70,181	Sep-18	Student Housing	185,720	90.0%
CPA:18 – Global (a) (b)	Temprano Capital Partners	Granada, Spain	23,416	Sep-18	Student Housing	75,557	98.5%
3Q18 Total			178,005			845,038

4Q18
CPA:18 – Global (a) (b)	Trinity Quay	Swansea, United Kingdom	18,330	Oct-18	Student Housing	N/A	97.0%
CPA:18 – Global (a) (b)	Temprano Capital Partners and Isabella Place	Seville, Spain	32,510	Nov-18	Student Housing	163,477	75.0%
CPA:18 – Global (a) (b)	Grupo Moraval	Bilbao, Spain	51,624	Dec-18	Student Housing	179,273	100.0%
CPA:18 – Global (a) (b)	Temprano Capital Partners	Porto, Portugal	23,651	Dec-18	Student Housing	102,112	98.5%
4Q18 Total			126,115			444,862

Year-to-Date Total Acquisitions			$427,338			1,741,535

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2018

Investment Activity – Managed Programs (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2018.

Dispositions						Gross Square Footage
Portfolio(s)	Tenant / Operator	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)		Ownership
1Q18
CWI 1	Marriott	Boca Raton, FL	$76,000	Jan-18	Hotel	167,056	100.0%
CWI 1 (2 properties)	Hilton	Atlanta, GA and Memphis, TN	63,000	Feb-18	Hotel	164,050	100.0%
1Q18 Total			139,000			331,106

2Q18 (N/A)

3Q18
CPA:17 – Global (a)	Waldaschaff Automotive GmbH	Waldaschaff, Germany	5,182	Aug-18	Warehouse	358,299	66.7%
CPA:18 – Global (3 properties)	Carroll Organization	Atlanta and Tucker, GA and Durham, NC	107,000	Sep-18	Multi-family	704,515	97.0%
CPA:18 – Global	Inland Group	Fort Myers, FL	45,740	Sep-18	Multi-family	260,565	97.0%
CWI 1	Staybridge Suites	Savannah, GA	22,000	Sep-18	Hotel	66,794	100.0%
			179,922			1,390,173

4Q18
CPA:18 – Global (a)	Multiple tenants	Utrecht, The Netherlands	59,051	Oct-18	Office	154,951	100.0%
CPA:18 – Global	Grand Estates	San Antonio, TX	44,300	Nov-18	Multi-family	358,268	100.0%
4Q18 Total			103,351			513,219

Year-to-Date Total Dispositions			$422,273			2,234,498
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Acquisition includes a build-to-suit transaction. Gross investment amount represents total commitment for build-to-suit funding or an increase in funding commitment.

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2018

Summary of Future Liquidity Strategies for the Managed Programs
As of December 31, 2018.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of the directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually; a listing of each Managed REIT’s shares on a national securities exchange; or a merger or other transaction(s) approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set timeframe because the precise timing of any transaction(s) will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

General Liquidation Guideline (a)
CPA:18 – Global	CWI 1	CWI 2	CESH
Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning six years following the termination of the initial public offering in 2013	Beginning six years following the termination of the initial public offering in 2017	Beginning five years after raising the minimum offering amount in 2016
________

(a)
Based on general liquidation guidelines set forth in the respective prospectuses for the timeframes that each board of directors is required to consider liquidity; ultimately, liquidation is approved by the independent directors of each program (except for CESH, which is determined by its General Partner).

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W. P. Carey Inc.
Investment Management – Fourth Quarter 2018

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the SEC for complete descriptions of each Managed REIT’s liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CWI 1	CWI 2	CESH
Disposition Fees
Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
		Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (a)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
		Fair market value as determined by Appraisal.	Fair market value as determined by Appraisal.	N/A
Distribution Related to Ownership of Shares	3.4% ownership as of 12/31/2018	3.1% ownership as of 12/31/2018	2.8% ownership as of 12/31/2018	2.4% ownership as of 12/31/2018
________

(a)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Fourth Quarter 2018

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W. P. Carey Inc.
Appendix – Fourth Quarter 2018

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Dec. 31, 2018
Consolidated Lease Revenues
Total lease revenues – as reported	$223,487
Less: Consolidated Non-Reimbursable Property Expenses
Non-reimbursable property expenses – as reported	8,319
215,168

Plus: NOI from Operating Properties
Hotel revenues (a)	3,658
Hotel expenses (a)	(2,993)
665

Self-storage revenues	6,391
Self-storage expenses	(2,278)
4,113

219,946

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	5,372
Less: Pro rata share of NOI attributable to noncontrolling interests	(2,007)
3,365

223,311

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	14,820
Less: Straight-line rent amortization	(6,120)
Add: Other non-cash items	254
8,954

Pro Rata Cash NOI (b)	232,265

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	(2,693)
Adjustment to normalize for intra-period CPA:17 Merger (closed October 31, 2018) (d)	32,083

Normalized Pro Rata Cash NOI (b)	$261,655

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W. P. Carey Inc.
Appendix – Fourth Quarter 2018

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec. 31, 2018
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$151,611
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	171,707
Less: Property expenses, excluding reimbursable tenant costs – as reported	(8,319)
Less: Operating property expenses – as reported	(7,844)
155,544

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other	(2,952)
Less: Reimbursable property expenses – as reported	(10,145)
Less: Other income and (expenses)	(77,990)
Add: Provision for income taxes	948
(90,139)

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	14,985
Less: Straight-line rent amortization	(6,100)
Add: Adjustments for pro rata ownership	5,205
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	(2,693)
Adjustment to normalize for intra-period CPA:17 Merger (closed October 31, 2018) (d)	32,083
Adjustment to normalize for unstabilized hotel (a)	916
Add: Property expenses, excluding reimbursable tenant costs, non-cash	243
44,639

Normalized Pro Rata Cash NOI (b)	$261,655
________

(a)	We exclude an unstabilized hotel’s NOI since it is currently being renovated.

(b)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(c)
For properties acquired and capital investment projects completed during the three months ended December 31, 2018, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2018, the adjustment eliminates our pro rata share of cash NOI for the period.

(d)
The adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2018

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Net income	$195,278	$81,573	$79,424	$68,066	$74,473

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	93,321	67,825	64,337	65,957	64,015
Interest expense	57,250	41,740	41,311	38,074	40,401
Provision for (benefit from) income taxes	11,436	2,715	6,262	(6,002)	(192)
Consolidated EBITDA (a)	357,285	193,853	191,334	166,095	178,697

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Unrealized (gains) losses and other (b)	(11,870)	(5,231)	(8,741)	4,557	2,495
Above- and below-market rent intangible and straight-line rent adjustments (c) (d)	8,888	9,780	9,653	9,507	15,920
Stock-based compensation expense	3,902	2,475	3,698	8,219	4,268
Impairment charges	—	—	—	4,790	2,769
	920	7,024	4,610	27,073	25,452
Adjustments for Non-Core Items: (e)
Gain on sale of real estate, net	(99,618)	(343)	(11,912)	(6,732)	(11,146)
Gain on change in control of interests (f)	(47,814)	—	—	—	—
Merger and other expenses (g)	37,098	1,673	2,692	(37)	(533)
Loss (gain) on extinguishment of debt	1,744	(43)	—	1,609	(81)
Restructuring and other compensation (h)	—	—	—	—	289
Other	717	(179)	1,973	(1,081)	(595)
	(107,873)	1,108	(7,247)	(6,241)	(12,066)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,143	366	1,436	1,661	1,450
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(2,662)	(7,046)	(6,569)	(6,784)	(6,801)
	1,481	(6,680)	(5,133)	(5,123)	(5,351)
Equity Investments in the Managed Programs: (i)
Add: Distributions received from equity investments in the Managed Programs	4,238	4,099	3,837	3,582	3,273
Less: Loss (income) from equity investments in the Managed Programs	682	(529)	(253)	(1,464)	(101)
	4,920	3,570	3,584	2,118	3,172
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (j)	21,528	—	—	—	—
Adjusted EBITDA (a)	$278,261	$198,875	$187,148	$183,922	$189,904
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Comprised of unrealized gains and losses on derivatives, unrealized gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(c)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(d)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(e)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(f)
Amount for the three months ended December 31, 2018 includes a gain of $18.8 million recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method. Amount for the three months ended December 31, 2018 also includes a gain of $29.0 million recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(g)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(h)	Amount represents restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(i)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2018

(j)
The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. The adjustment is reduced for advisory fees received from CPA:17 – Global during the three months ended December 31, 2018.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2018

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Net income from Real Estate	$153,626	$55,234	$63,059	$48,092	$53,413

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	92,330	66,837	63,374	64,920	62,951
Interest expense	57,250	41,740	41,311	38,074	40,401
Provision for (benefit from) income taxes	948	424	1,317	(3,533)	(4,953)
Consolidated EBITDA – Real Estate (a)	304,154	164,235	169,061	147,553	151,812

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Unrealized (gains) losses and other (b)	(11,788)	(5,046)	(8,789)	4,826	2,715
Above- and below-market rent intangible and straight-line rent adjustments (c) (d)	8,888	9,780	9,653	9,507	15,920
Stock-based compensation expense	2,774	1,380	1,990	4,306	2,227
Impairment charges	—	—	—	4,790	2,769
	(126)	6,114	2,854	23,429	23,631
Adjustments for Non-Core Items: (e)
Gain on sale of real estate, net	(99,618)	(343)	(11,912)	(6,732)	(11,146)
Merger and other expenses (f)	37,098	1,673	2,692	(37)	(533)
Gain on change in control of interests (g)	(18,792)	—	—	—	—
Loss (gain) on extinguishment of debt	1,744	(43)	—	1,609	(81)
Other	(1,465)	(48)	1,979	(1,545)	(588)
	(81,033)	1,239	(7,241)	(6,705)	(12,348)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,143	366	1,436	1,661	1,450
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(2,662)	(7,046)	(6,569)	(6,784)	(6,801)
	1,481	(6,680)	(5,133)	(5,123)	(5,351)
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (h)	31,555	—	—	—	—
Adjusted EBITDA – Real Estate (a)	$256,031	$164,908	$159,541	$159,154	$157,744
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(d)	Comprised of unrealized gains and losses on derivatives and unrealized gains and losses on foreign currency.

(e)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(f)	Amounts for the three months ended December 31, 2018, September 30, 2018 and June 30, 2018 are primarily comprised of costs incurred in connection with the CPA:17 Merger.

(g)
Amount for the three months ended December 31, 2018 includes a gain recognized on the purchase of the remaining interests in six investments from CPA:17 – Global in the CPA:17 Merger, which we had previously accounted for under the equity method.

(h)
The adjustment modifies Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2018

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Net income from Investment Management	$41,652	$26,339	$16,365	$19,974	$21,060

Adjustments to Derive Consolidated EBITDA
Provision for (benefit from) income taxes	10,488	2,291	4,945	(2,469)	4,761
Depreciation and amortization	991	988	963	1,037	1,064
Consolidated EBITDA – Investment Management (a)	53,131	29,618	22,273	18,542	26,885

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Stock-based compensation expense	1,128	1,095	1,708	3,913	2,041
Unrealized (gains) losses and other (b)	(82)	(185)	48	(269)	(220)
	1,046	910	1,756	3,644	1,821
Adjustments for Non-Core Items: (c)
Gain on change in control of interests (d)	(29,022)	—	—	—	—
Restructuring and other compensation (e)	—	—	—	—	289
Other	2,182	(131)	(6)	464	(7)
	(26,840)	(131)	(6)	464	282

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (f)
Add: Distributions received from equity investments in the Managed Programs	4,238	4,099	3,837	3,582	3,273
Less: Loss (income) from equity investments in the Managed Programs	682	(529)	(253)	(1,464)	(101)
	4,920	3,570	3,584	2,118	3,172
Add: Intra-period normalization of CPA:17 Merger (closed October 31, 2018) (g)	(10,027)	—	—	—	—
Adjusted EBITDA – Investment Management (a)	$22,230	$33,967	$27,607	$24,768	$32,160
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Comprised of unrealized gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(c)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(d)	Amount for the three months ended December 31, 2018 includes a gain recognized on our previously held interest in shares of CPA:17 – Global common stock in connection with the CPA:17 Merger.

(e)	Amount represents restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(f)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(g)	The adjustment reduces Adjusted EBITDA for advisory fees received from CPA:17 – Global during the three months ended December 31, 2018.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2018

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. For the three months ended December 31, 2018, we also modified our pro rata share of cash NOI from properties acquired in the CPA:17 Merger for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2018

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. For the three months ended December 31, 2018, we also modified Adjusted EBITDA for the pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership of properties acquired in the CPA:17 Merger for the full quarter; we also reduced Adjusted EBITDA for advisory fees received from CPA:17 – Global during that quarter. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties, net of receivable reserves as determined by GAAP, and reflects exchange rates as of December 31, 2018. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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